Exhibit 99.3

PRESS RELEASE

CMGI Names Steven G. Crane as Chief Financial Officer

Company appoints David Riley Executive Vice President, Corporate Development

WALTHAM, Mass.— April 5, 2007 —CMGI, Inc. (NASDAQ:CMGI) today announced that Steven G. Crane has been appointed Chief Financial Officer of the Company, effective April 24, 2007. Mr. Crane brings more than two decades of global financial management and executive leadership experience to the position and will be responsible for all aspects of the financial management of CMGI, as well as CMGI’s subsidiary, ModusLink Corporation.

Mr. Crane joins CMGI from Interactive Data Corporation (NYSE: IDC), a provider of financial market data, analytics, and related services, where he served as President and Director of Interactive Data’s FT Interactive Data division. He was previously Chief Financial Officer of Interactive Data for seven years, leading the company’s worldwide finance group. During Mr. Crane’s tenure, he managed multiple acquisitions, development of Interactive Data’s financial reporting processes and infrastructure, investor relations and Sarbanes-Oxley compliance, among other responsibilities; supporting Interactive Data’s significant improvement in operational and financial performance. Prior to working with Interactive Data, Mr. Crane held senior leadership and financial executive positions at companies such as Pepsi-Cola International, Chase Manhattan Bank and Square D Company. During his tenure at Pepsi-Cola International, Mr. Crane worked as CFO of a Hong Kong-based division, leading financial management within parts of Asia, the Middle East and other regions.

“I am very pleased that Steve has joined CMGI as our Chief Financial Officer,” said Joseph C. Lawler, Chairman, President and Chief Executive Officer of CMGI. “He joins us at an important time as CMGI continues to invest in its business to strengthen its global operations and position itself for growth. Steve’s impressive blend of global financial management expertise and executive leadership capabilities will make him an invaluable asset to both our ModusLink and @Ventures businesses.”

“CMGI has done a tremendous job of transforming its core business into a truly global provider of supply chain services,” said Steven Crane. “As more companies outsource critical components of their supply chain to gain efficiency, CMGI is well positioned to create value for its clients and shareholders. I am looking forward to helping the company further develop its business worldwide.”

With the addition of Mr. Crane, Interim Chief Financial Officer, David Riley, has been appointed Executive Vice President, Corporate Development, leading the company’s activities in mergers and acquisitions and strategic alliances. Mr. Riley joined CMGI in 2000 as Director of Finance, and has advanced through the finance department, serving as Vice President, Finance and Special Assistant to the CEO prior to becoming Interim Chief Financial Officer in June 2006.

“I am looking forward to continuing to work with David as he helps us drive CMGI forward,” continued Lawler. “I personally thank David for his multiple and significant contributions as Interim Chief Financial Officer these past months.”

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About CMGI

CMGI, Inc. (Nasdaq: CMGI), through its subsidiary ModusLink, provides industry-leading global supply chain management services and solutions that help businesses market, sell and distribute their products around the world. In addition, CMGI’s venture capital business, @Ventures, invests in a variety of technology ventures. For additional information, visit: www.cmgi.com.

This release contains forward-looking statements, which address a variety of subjects including, for example, CMGI’s prospects for growth and future performance. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: CMGI’s success depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; CMGI may not be able to expand its operations in accordance with its business strategy; CMGI may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; CMGI derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage its financial condition and results of operations; and increased competition and technological changes in the markets in which CMGI competes. For a detailed discussion of cautionary statements that may affect CMGI’s future results of operations and financial results, please refer to CMGI’s filings with the Securities and Exchange Commission, including CMGI’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Contacts

Investors-Financial:

Pat Sturdevant

781-663-5012

ir@cmgi.com

Media:

Christine Pothier

Marketing Communications Manager

781-663-5080

Christine Pothier@moduslink.com